     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2001
                                                      REGISTRATION NO. 333-65858

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CENDANT CORPORATION
                          (Exact name of the registrant
                            as specified in charter)

                  DELAWARE                        06-0918165
      (State or other Jurisdiction of          (I.R.S. Employer
       Incorporation or Organization)        Identification No.)

                               9 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 413-1800
                               FAX: (212) 413-1922
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             JAMES E. BUCKMAN, ESQ.
                        VICE CHAIRMAN AND GENERAL COUNSEL
                               CENDANT CORPORATION
                               9 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 413-1800
                               FAX: (212) 413-1923
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

             VINCENT J. PISANO, ESQ.                      ERIC J. BOCK, ESQ.
    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP   SENIOR VICE PRESIDENT, LAW AND SECRETARY
                4 TIMES SQUARE                            CENDANT CORPORATION
                  NEW YORK, NY 10036                      9 WEST 57TH STREET
                (212) 735-3000                            NEW YORK, NY 10019
              FAX: (212) 735-2000                           (212) 413-1800
                                                          FAX: (212) 413-1922

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

     If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                                 CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                      PROPOSED
                                                                       MAXIMUM                 PROPOSED
                                                                   OFFERING PRICE               MAXIMUM               AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE             PER                   AGGREGATE             REGISTRATION
             TO BE REGISTERED                    REGISTERED          SECURITY(1)           OFFERING PRICE(1)             FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(2) ......................
---------------------------------------------------------------------------------------------------------------------------------
CD Common Stock, $.01 par value .........
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01 .........
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units of Cendant
 Corporation ............................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of Cendant
 Corporation ............................
---------------------------------------------------------------------------------------------------------------------------------
Warrants of Cendant Corporation .........
 Total ..................................    $  3,000,000,000(3)  100%               $ 3,000,000,000(3)(4)            $750,000(5)
=================================================================================================================================

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i).

(2) Also includes such indeterminate number of debt securities, shares of CD common stock, shares of preferred stock, stock purchase units, stock purchase contracts, and warrants of Cendant Corporation, as may be issued upon conversion or exchange of any of the debt securities or preferred stock that provide for conversion or exchange into other securities.

(3) Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at original issue discount, the liquidation preference of any preferred stock and the amount computed pursuant to Rule 457(i) for any CD common stock.

(4) No separate consideration will be received for debt securities, preferred stock, CD common stock, stock purchase units, stock purchase contracts, and warrants of Cendant Corporation, issuable upon conversion or exchange of the debt securities or preferred stock.

(5)   Fee previously paid by the Registrant.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 9, 2001


PROSPECTUS

                                 $3,000,000,000

                               CENDANT CORPORATION

                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
           STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                               ---------------

     Cendant Corporation, directly or through underwriters designated from time to time, may offer, issue and sell, together or separately, (i) debt securities, which may be senior debt securities or subordinated debt securities, (ii) shares of preferred stock, (iii) shares of CD common stock,
(iv) stock purchase contracts to purchase shares of CD common stock, (v) stock purchase units, and (vi) warrants to purchase debt securities, preferred stock, CD common stock or other securities or rights.

     The form in which we are to issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a prospectus supplement, together with the terms of offering of such securities.

     Shares of our CD common stock are listed on the New York Stock Exchange under the symbol "CD". Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to consummate any sale of securities unless accompanied by a prospectus supplement.


                   The date of this prospectus is      , 2001

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                               TABLE OF CONTENTS

                                                  PAGE
Cautionary Statement Concerning
   Forward-Looking Statements ................      3
Where You Can Find More Information ..........      5
Incorporation of Certain Documents by
   Reference .................................      5
Cendant ......................................      7
Use of Proceeds ..............................      8
Ratio of Earnings to Fixed Charges ...........      8

                                                  PAGE
Description of the Debt Securites ............      9
General Description of Capital Stock .........     15
Description of Warrants ......................     18
Description of Stock Purchase Contracts
   and Stock Purchase Units ..................     19
Plan of Distribution .........................     20
Legal Opinions ...............................     20
Experts ......................................     20

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


     Forward-looking statements in this prospectus about Cendant are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives.


     Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical acts. You should understand that the following important factors and assumptions could affect the future results of Cendant and could cause actual results to differ materially from those expressed in such forward-looking statements:

     o the effect of economic conditions and interest rate changes on the economy on a national, regional or international basis and the impact thereof on our businesses;

     o the effects of changes in current interest rates, particularly on our real estate franchise and mortgage businesses;

     o the resolution or outcome of our unresolved pending litigation relating to the previously announced accounting irregularities and other related litigation;

     o our ability to develop and implement operational and financial systems to manage growing operations and to achieve enhanced earnings or effect cost savings;

     o competition in our existing and potential future lines of business and the financial resources of, and products available to, competitors;

     o our ability to integrate and operate successfully acquired and merged businesses and risks associated with such businesses, including the pending acquisition of Galileo International, Inc. and the acquisitions of Avis Group Holdings, Inc. and Fairfield Resorts, Inc.(formerly known as Fairfield Communities, Inc.), the compatibility of the operating systems of the combining companies, and the degree to which existing administrative and back-office functions and costs and those of the acquired companies are complementary or redundant;

     o our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements and rating agencies;

     o competitive and pricing pressures in the vacation ownership and travel industries, including the car rental industry;

     o changes in the vehicle manufacturer repurchase arrangements between vehicle manufacturers and Avis Group Holdings, Inc. in the event that used vehicle values decrease;

     o changes in laws and regulations, including changes in accounting standards and privacy policy regulation.

     Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control.

     You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K to the Securities and Exchange Commission. See "Where You Can Find More Information." This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a combined registration statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the securities. This prospectus does not contain all of the information set forth in such registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. We refer you to such registration statement and to the exhibits relating to the registration statement for further information with respect to us and the securities. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission or incorporated by reference in this prospectus are not necessarily complete, and, in each instance, we refer you to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     Cendant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with these requirements, we file reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. You can obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http.//www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Cendant", "we," "us" and "our" or similar terms are to Cendant Corporation and its subsidiaries.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that we file after the date of this prospectus with the Commission will automatically update and supersede this information. Cendant incorporates by reference into this prospectus the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of this offering.

     o Annual Report on Form 10-K/A for the year ended December 31, 2000, filed on July 3, 2001;

     o Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed on July 3, 2001;

     o    Current Report on Form 8-K dated January 9, 2001;

     o    Current Report on Form 8-K dated January 18, 2001;

     o    Current Report on Form 8-K/A dated January 19, 2001;

     o Current Report on Form 8-K dated February 7, 2001, filed on February 8, 2001;

     o    Current Report on Form 8-K dated February 8, 2001;

     o    Current Report on Form 8-K dated February 20, 2001;

     o    Current Report on Form 8-K dated March 1, 2001, filed on March 9,
          2001;

     o    Current Report on Form 8-K dated March 12, 2001;

     o    Current Report on Form 8-K/A dated March 21, 2001;

     o    Current Report on Form 8-K dated April 2, 2001, filed on April 3,
          2001;

     o    Current Report on Form 8-K dated April 18, 2001, filed on April 19,
          2001;

     o    Current Report on Form 8-K dated April 18, 2001, filed on April 19,
          2001;

     o    Current Report on Form 8-K dated May 2, 2001;

     o    Current Report on Form 8-K dated May 4, 2001;

     o    Current Report on Form 8-K dated May 10, 2001, filed on May 11, 2001;

     o    Current Report on Form 8-K dated May 24, 2001, filed on May 25, 2001;

     o    Current Report on Form 8-K dated June 13, 2001, filed on June 15,
          2001;

     o    Current Report on Form 8-K dated June 15, 2001, filed on June 18,
          2001;

     o    Current Report on Form 8-K dated July 2, 2001, filed on July 3, 2001;

     o    Current Report on Form 8-K dated July 10, 2001;

     o    Current Report on Form 8-K dated July 18, 2001, filed on July 19,
          2001;

     o    Current Report on Form 8-K dated July 19, 2001;

     o    Current Report on Form 8-K dated July 23, 2001;

     o    Current Report on Form 8-K/A dated July 23, 2001, filed on July 24,
          2001;


     o    Current Report on Form 8-K dated July 30, 2001, filed on July 31,
          2001;

     o    Current Report on Form 8-K dated July 31, 2001, filed on August 1,
          2001;

     o Current Report on Form 8-K dated August 1, 2001, filed on August 2, 2001; and


     o The "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Common Stock" contained in our Proxy Statement dated February 10, 2000, filed on February 11, 2000.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     You may request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference into such documents, and our Certificate and By-laws, at no cost, by writing or telephoning Cendant at the following:

     Investor Relations
     Cendant Corporation
     9 West 57th Street
     New York, NY 10019
     Telephone: (212) 413-1800

                                    CENDANT

     We are one of the foremost providers of travel and real estate services in the world. We operate in four business segments -- Real Estate Services, Hospitality, Vehicle Services and Financial Services. Our businesses provide a wide range of consumer and business services which are intended to complement one another and create cross-marketing opportunities both within each segment and between segments. Our Real Estate Services segment franchises real estate brokerage businesses, provides home buyers with mortgages and assists in employee relocations. Our Hospitality segment franchises hotel businesses and facilitates the sale and exchange of vacation ownership interests. Our Vehicle Services segment operates and franchises car rental businesses, provides fleet management services to corporate clients and government agencies and operates parking facilities in the United Kingdom. Our Financial Services segment provides marketing strategies primarily to financial institutions by offering an array of financial and insurance-based products to consumers, franchises tax preparation service businesses and provides consumers with access to a variety of discounted products and services.

     As a franchisor of hotels, residential and commercial real estate brokerage offices, car rental operations and tax preparation services, we license the owners and operators of independent businesses the right to use our brand names. We do not own or operate hotels, real estate brokerage offices or tax preparation offices. Instead, we provide our franchisees with services designed to increase their revenue and profitability.

     Real Estate Services Segment. Our Real Estate Services segment consists of our three real estate brands and our mortgage and relocation businesses. We are the world's largest real estate brokerage franchisor. In our real estate franchise business, we franchise real estate brokerage offices under the CENTURY 21 (Registered Trademark) , Coldwell Banker (Registered Trademark) and ERA (Registered Trademark) real estate brokerage franchise systems. In our relocation business, Cendant Mobility Services Corporation is a leading provider of corporate relocation services in the world. Cendant Mobility offers relocation clients a variety of services in connection with the transfer of a client's employees and offers similar services to affinity groups and their members. In our mortgage business, Cendant Mortgage Corporation is one of the largest retail providers of residential mortgages in the United States. Cendant Mortgage originates, sells and services residential mortgage loans in the United States, marketing such services to consumers through relationships with corporations, financial institutions, real estate brokerage firms and mortgage banks.

     Hospitality Segment. Our Hospitality segment contains our nine lodging brands and our timeshare and travel agency businesses. In our lodging franchise business, we franchise hotels primarily in the mid-priced and economy markets. We are the world's largest hotel franchiser, operating the Days Inn (Registered Trademark) , Ramada (Registered Trademark) (in the United States), Super 8 (Registered Trademark) , Howard Johnson (Registered Trademark) , Wingate Inn (Registered Trademark) , Knights Inn (Registered Trademark) , Travelodge (Registered Trademark) (in North America), Villager (Registered Trademark) and AmeriHost Inn (Registered Trademark) lodging franchise systems. In our timeshare business, we own Resort Condominiums International, LLC, the world's leading timeshare exchange company. On April 2, 2001, we acquired Fairfield Resorts, Inc. (formerly known as Fairfield Communities, Inc.), one of the largest vacation ownership companies in the United States.

     Vehicle Services Segment. With the acquisition of Avis Group Holdings, Inc. on March 1, 2001, our Vehicle Services segment now consists of the car rental operations and fleet management services businesses of Avis Group, in addition to the Avis car rental franchise system and National Car Parks Limited, a United Kingdom based parking facility business. Our Avis car rental business is the second largest car rental system in the world (based on total revenues and volume of rental transactions). Our fleet management services business is a leader in the industry. Our National Car Parks Limited subsidiary is the largest private parking facilities operator in the United Kingdom.

     Financial Services Segment. Our Financial Services segment consists of our insurance/wholesale businesses, our tax preparation service system and our individual membership business. Our insurance/ wholesale business markets and administers insurance products, primarily accidental death and dismemberment insurance and term life insurance, and also provides marketing strategies primarily to financial institutions through an offering of checking account enhancement packages for the benefit of their customers. The insurance/wholesale business is conducted through FISI*Madison LLC, Benefit Consultants, Inc., Long Term Preferred Care, Inc. and Cims Ltd., which are all wholly-owned subsidiaries. Our

Jackson Hewitt Inc. subsidiary operates the second largest tax preparation service system in the United States with locations in 48 states and franchises a system of approximately 3,300 offices that specialize in computerized preparation of federal and state individual income tax returns.

     Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 413-1800. Our web site is www.cendant.com. The information contained on our web site is not incorporated by reference in this prospectus.

                                    * * * *

     We continually explore and conduct discussions with regard to acquisitions and other strategic corporate transactions in our industries and in other franchise, franchisable or service businesses in addition to the transactions previously announced. As part of our regular on-going evaluation of acquisition opportunities, we currently are engaged in a number of separate, unrelated preliminary discussions concerning possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of CD common stock or other of our securities, borrowings, or a combination thereof. Prior to consummating any such possible acquisition, we will need to, among other things, initiate and complete satisfactorily our due diligence investigations; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and, if necessary, secure financing. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction. In the past, we have been involved in both relatively small acquisitions and acquisitions which have been significant.

                                USE OF PROCEEDS

     Unless otherwise set forth in a prospectus supplement, we will use the net proceeds from the offering of the securities for general corporate purposes, which may include acquisitions, repayment of other debt, working capital and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds received from the sale of such securities. Pending application for specific purposes, we may invest the net proceeds in short-term marketable securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of Cendant and its consolidated subsidiaries on a historical basis for each of the periods indicated:

  THREE MONTHS                   FISCAL YEAR ENDED DECEMBER 31,
 ENDED MARCH 31,   ----------------------------------------------------------
      2001            2000       1999       1998         1997         1996
----------------   ----------   ------   ----------   ----------   ----------
  3.46x                2.67x    *            1.33x        1.50x        2.64x

----------
* Earnings were inadequate to cover fixed charges for the year ended December 31, 1999 (deficiency of $688 million) as a result of unusual charges of $3,032 million, partially offset by $1,109 million related to net gains on dispositions of businesses. Excluding such charges and net gain, the ratio of earnings to fixed charges was 2.98x.

     The ratio of earnings to fixed charges is computed by dividing (i) income
(loss) before income taxes, minority interest and equity in Homestore.com, plus fixed charges, less equity income (loss) in unconsolidated affiliates and minority interest by (ii) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals.)

                      DESCRIPTION OF THE DEBT SECURITIES

     We may offer the debt securities from time to time as senior debt securities and/or as subordinated debt securities. The senior debt securities and the subordinated debt securities will each be issued under indentures
entered into between us and      , as trustee. We refer in this prospectus to
the senior indenture and the subordinated indenture collectively as the "indentures". The terms of the indentures are also governed by certain provisions of the Trust Indenture Act of 1939, as amended. The following summary of certain material provisions of the debt securities does not purport to be complete and is qualified in its entirety by reference to the indentures, copies of which have been filed as exhibits to the registration statement related to this prospectus.

GENERAL

     The indentures will provide for the issuance of debt securities in series up to the aggregate amount from time to time authorized by us for each series. A prospectus supplement will set forth the following terms (to the extent such terms are applicable to such debt securities) of and information relating to the debt securities in respect of which this prospectus is delivered:

     o    the designation of such debt securities;

     o    classification as senior or subordinated debt securities;

     o    the aggregate principal amount of such debt securities;

     o the percentage of their principal amount at which such debt securities will be issued;

     o    the date or dates on which such debt securities will mature;

     o the rate or rates, if any, per annum, at which such debt securities will bear interest, or the method of determination of such rate or rates;

     o    the times and places at which such interest, if any, will be payable;

     o    provisions for sinking, purchase or other analogous fund, if any;

     o the date or dates, if any, after which such debt securities may be redeemed at our option or at the option of the holder and the redemption price or prices;

     o the date or the dates, if any, after which such debt securities may be converted or exchanged at the option of the holder into or for shares of our CD common stock or our preferred stock and the terms for any such conversion or exchange; and

     o    any other specific terms of the debt securities.

Principal, premium, if any, and interest, if any, will be payable and the debt securities offered hereby will be transferable, at the corporate trust office of the trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at our option by check mailed to the address of the person entitled thereto as it appears in the security register.

     If a prospectus supplement specifies that a series of debt securities is denominated in a currency or currency unit other than United States dollars, such prospectus supplement shall also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such debt securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any debt securities so denominated are also described in the applicable prospectus supplement.

     The debt securities may be issued in registered or bearer form and, unless otherwise specified in a prospectus supplement, in denominations of $1,000 and integral multiples thereof. Debt securities may be issued in book-entry form without certificates. Any such issue will be described in the prospectus supplement relating to such debt securities. No service charge will be made for any transfer or exchange of the debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

     Debt securities may be issued under the indentures as original issue discount securities to be sold at a substantial discount from their stated principal amount. An original issue discount security is any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity of such security. United States federal income tax consequences and other applicable considerations will be described in the prospectus supplement relating to such debt securities.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The indentures will provide that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:


     o the entity formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety:

          o shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and


          o shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, our obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the debt securities and the performance and observance of every covenant of the indentures on our part to be performed or observed;

     o immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     o we or such person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this "Merger, Consolidation and Sale of Assets" section and that all conditions precedent provided for in the indenture relating to such transaction have been complied with. This paragraph shall apply only to a merger or consolidation in which we are not the surviving corporation and to conveyances, leases and transfers by us as transferor or lessor.


     The indentures will further provide that upon any consolidation by us with or merger by us into any other entity or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any person in accordance with the preceding paragraph, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Cendant under the indentures with the same effect as if such successor person had been named as Cendant in the indentures, and in the event of any such conveyance or transfer we (which term shall for this purpose mean Cendant Corporation or any successor person which shall theretofore become such in the manner described in the preceding paragraph), except in the case of a lease, shall be discharged of all obligations and covenants under the indentures and the debt securities and the coupons and may be dissolved and liquidated.


EVENTS OF DEFAULT

     Each of the following constitutes an event of default under the indentures with respect to debt securities of any series:

     o default in the payment of any interest on any debt securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

     o default in the payment of the principal of (or premium, if any, on) any debt securities of that series at its maturity; or

     o default in the deposit of any sinking fund payment when and as due under the terms of the debt securities of that series and specified provisions of the indentures; or

     o default in the performance, or breach, of any of our covenants or warranties in the indentures

          (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or


     o (A) there shall have occurred one or more defaults by us in the payment of the principal of (or premium, if any, on) debt aggregating $100 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, or (B) our debt aggregating $100 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or


     o the entry of a decree or order by a court having jurisdiction adjudging us bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of us under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Cendant or of any substantial part of our property, or ordering the winding up or liquidation of our affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     o the institution by us of proceedings to be adjudicated bankrupt or insolvent, or the consent by us to the institution of bankruptcy or insolvency proceedings against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by us to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Cendant or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the admission by us in writing of our inability to pay our debts generally as they become due; or

     o any other event of default provided with respect to debt securities of that series.

     If an event of default described in the first five and the final bullet points above with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an event of default described in the sixth and seventh bullet points above occurs and is continuing, then the principal amount of all the debt securities shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:


     o we have paid or deposited with the trustee a sum sufficient to pay in the currency in which the debt securities of such series are payable the following:


          -- all overdue interest on all outstanding debt securities of that series and any related coupons;

          -- all unpaid principal of (and premium, if any, on) any outstanding debt securities of that series which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such debt securities;

          -- to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such debt securities; and

          -- all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

     o all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indentures.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the debt securities because of an event of default specified in the fifth bullet point of the first paragraph of this section shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the debt that is the subject of such event of default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the trustee by us and countersigned by the holders of such debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the debt securities, and no other event of default has occurred during such 30-day period which has not been cured or waived during such period.


     Subject to each indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default described in the first five and the final bullet points of the first paragraph of this section (or, in the case of a default described in the sixth and seventh bullet points of the first paragraph of this section, the holders of not less than a majority in principal amount of all outstanding debt securities may waive any such past default), and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any debt security or any related coupon, or a default in respect of a covenant or provision which under the indentures cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.


     Upon any such waiver, any such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of the indentures; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

     No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

     o such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

     o the holders of not less than 25% in principal amount of the outstanding debt securities of that series in the case of any event of default under the first five and the final bullet points of the first paragraph of this section, or, in the case of any event of default described in the sixth and seventh bullet points of the first paragraph of this section, the holders of not less than 25% in principal amount of all outstanding debt securities, shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under each of the indentures;

     o such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     o the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     o no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the outstanding debt securities of that series in the case of any event of default described in the first five and the final bullet points of the first paragraph of this section, or, in the case of any event of default described in the sixth and seventh bullet points of the first paragraph of this section, by the holders of a majority or more in principal amount of all outstanding debt securities.

     We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a brief certificate of our compliance with all of the conditions and covenants under the indentures.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

     The indentures will provide that we may, at our option and at any time, terminate our obligations with respect to the outstanding debt securities of any series, which is referred to below as "defeasance". Such defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the indentures:

     o the rights of holders of such outstanding debt securities and any related coupons (i) to receive, solely from the trust fund described in the indentures, payments in respect of the principal of (and premium, if any, on) and interest on such debt securities and any related coupons when such payments are due, and (ii) to receive shares of CD common stock or other securities from us upon conversion of any convertible debt securities issued thereunder;


     o our obligations to issue temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and, if we act as our own paying agent, hold in trust, money to be paid to such persons entitled to payment, and with respect to the payment of specified additional amounts, if any, on such debt securities as contemplated in the indentures;


     o the rights, powers, trusts, duties and immunities of the trustee under the indentures; and

     o    the defeasance provisions of the indentures.


     With respect to subordinated debt securities, money and securities held in trust under the defeasance and covenant defeasance provisions described in this prospectus, shall not be subject to the subordination provisions of the subordinated indenture. In addition, we may, at our option and at any time, elect to terminate our obligations with respect to certain covenants that are set forth in the indentures and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities.


     In order to exercise either defeasance or covenant defeasance:


     o we shall irrevocably have deposited or caused to be deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities and any related coupons, (A) money in an amount (in such currency in which such debt securities and any related coupons are then specified as payable at their stated maturity), or (B) government obligations applicable to such debt securities (determined on the basis of the currency in which such debt securities are then specified as payable at stated maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such debt securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge
          (i) the principal of (and premium, if any, on) and interest on the outstanding debt securities and any related coupons on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the outstanding debt securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the indentures and of such debt securities and any related coupons; provided that the trustee shall have been irrevocably instructed to apply such money or the proceeds of such government obligations to said payments with respect to such debt securities and any related coupons;

     o no default or event of default with respect to the debt securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the events of default described in the sixth and seventh bullet points in the first paragraph of the Events of Default section above are concerned, at any time during the period ending on the 91st day after the date of such deposit; and

     o we must have satisfied our obligations to deliver tax opinions of counsel and officers' certificates.


AMENDMENTS AND WAIVERS

     The indentures will provide that at any time and from time to time, we and the trustee may, without the consent of any holder of debt securities, enter into one or more supplemental indentures for specified purposes, including, among other things:

     o to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the indentures (provided that such action shall not adversely affect the interests of the holders in any material respect);

     o to effect or maintain the qualification of the indentures under the Trust Indenture Act; or

     o to evidence the succession of another person to us and the assumption by any such successor of our obligations in accordance with the indentures and the debt securities.

Other amendments and modifications of the indentures or the debt securities may be made by us and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then outstanding debt securities of any series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:


     o change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any of our obligations to pay specified additional amounts contemplated by each indenture (except as contemplated and permitted by certain provisions of the indentures), or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof under the indentures or the amount thereof provable in bankruptcy under the indentures, or adversely affect any right of repayment at the option of any holder of any debt security, or change any place of payment where, or the currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to convert or manage any debt securities as may be provided under the indentures, or


     o reduce the percent in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indentures or certain defaults thereunder and their consequences provided for in the indentures, or reduce the requirements for quorum or voting.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. The indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

                     GENERAL DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in our Amended and Restated Certificate of Incorporation, referred to in this prospectus as the Certificate, and Amended and Restated By-laws, referred to in this prospectus as the By-laws. We have filed copies of the Certificate and By-laws as exhibits to the registration statement related to this prospectus.


     We are authorized to issue up to 2,000,000,000 shares of CD common stock, par value $.01 per share, up to 500,000,000 shares of Move.com common stock and up to 10,000,000 shares of preferred stock, par value $.01 per share. As of June 30, 2001, there were 857,074,916 shares of CD common stock and no shares of preferred stock outstanding.


DESCRIPTION OF PREFERRED STOCK

GENERAL

     The following summary contains a description of certain general terms of our preferred stock. The particular terms of any series of preferred stock that we may offer will be described in the applicable prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of our Certificate and the certificate of designation relating to a particular series of offered preferred stock which is or will be in the form filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at, or prior to, the time of the issuance of such series of preferred stock.

     Our Board of Directors has the power, without further action by the stockholders, to issue preferred stock in one or more series, with such designations of series, dividend rates, redemption provisions, special or relative rights in the event of our liquidation, dissolution, distribution or winding up, sinking fund provisions, conversion or exchange provisions, voting rights thereof and other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by our Board of Directors. The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

DIVIDEND RIGHTS

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of preferred stock. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination.

RIGHTS UPON LIQUIDATION

     The rights of the holders of each series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up will be set forth in the prospectus supplement relating to such series.

REDEMPTION

     The terms, if any, on which shares of a series of preferred stock may be subject to redemption, in whole or in part, will be set forth in the prospectus supplement relating to such series.

CONVERSION AND EXCHANGE

     The terms, if any, on which shares of a series of preferred stock are convertible into another series of preferred stock or common stock or exchangeable for another series of preferred stock or common stock will be set forth in the prospectus supplement relating thereto.

TRANSFER AGENT AND REGISTRAR

     The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be designated in the applicable prospectus supplement.

VOTING RIGHTS

     The holders of preferred stock of a series offered hereby will not be entitled to vote except as indicated in the prospectus supplement relating to such series of preferred stock or as required by applicable law.

DESCRIPTION OF COMMON STOCK

GENERAL

     In March 2000, our outstanding common stock was reclassified as CD common stock and we created a series of common stock designated as Move.com common stock. The Move.com common stock was designed to track the performance of our Move.com Group, while the CD common stock represents our interests in the remainder of our businesses and our retained interest in Move.com Group. No shares of Move.com common stock are currently outstanding. For a description of the terms of our common stock, see "Summary Comparison of Terms of Existing Common Stock with Terms of CD Common Stock and Move.com Stock" in the Proxy Statement dated February 10, 2000, which is incorporated by reference herein.

     Subject to the rights of the holders of any shares of our preferred stock which may at the time be outstanding, holders of CD common stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of common stock will possess exclusive voting rights in us, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of CD common stock are entitled to one vote for each share of CD common stock, but will not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of the CD common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of CD common stock sold hereunder will be fully paid and non-assessable upon issuance against full payment of the purchase price therefor. The CD common stock is listed on the New York Stock Exchange under the symbol "CD."

CERTAIN PROVISIONS

     The provisions of the Certificate and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CLASSIFIED BOARD

     Our Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class, of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all our capital stock which by its terms may vote on all matters submitted to our stockholders generally.

COMMITTEES OF THE BOARD OF DIRECTORS

     Under the Certificate, the Board of Director's authority to designate committees shall be subject to the provisions of the By-Laws. The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Under the By-Laws, the Board of Directors shall have the following committees:

     Executive Committee. An Executive Committee that shall consist of not less than three directors elected by a majority vote of the Board of Directors.

     Compensation Committee. A Compensation Committee consisting of not less than three directors elected by a majority vote of the Board of Directors.

     Audit Committee. An Audit Committee consisting of not less than four directors elected by a majority vote of the Board of Directors.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SPECIAL MEETINGS OF STOCKHOLDERS

     A special meeting of stockholders may be called only by the Chairman of the Board of Directors, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

QUORUM AT STOCKHOLDER MEETINGS

     The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Stockholder action by written consent in lieu of a meeting is prohibited under the Certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of our outstanding voting stock from using the written consent procedure to take stockholder action without giving all our stockholders entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

ADVANCE NOTICE OF STOCKHOLDER--PROPOSED BUSINESS AT ANNUAL MEETINGS

     The By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: a brief description of the business desired to be brought before the annual meeting; the name and address, as they appear on our books, of the stockholder proposing such business; the class and number of our shares which are beneficially owned by the stockholder; and any material interest of the stockholder in such business.

     In addition, the By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices in the case of an annual meeting, at least 90 days prior to the anniversary date of the last annual meeting of our stockholders and, with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice to the Secretary must set forth: the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; a representation that the stockholder is holder of record of common stock and intends to appear in person or by proxy at the meeting to nominate each such nominee; a description of all arrangements between such stockholder and each nominee; such other information with respect to each nominee as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Commission; and the consent of each nominee to serve as director of Cendant if so elected.

FAIR PRICE PROVISIONS

     Under the Delaware General Corporation Law and the Certificate, an agreement of merger, sale, lease or exchange of all or substantially all of our assets must be approved by the Board of Directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon. However, the Certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of our directors, voting together as a single class, to approve certain business combination transactions (including certain mergers, recapitalization and the issuance or transfer of our securities or a subsidiary having an aggregate fair market value of $10 million or more) involving us or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either (i) such business combination is approved by a majority of disinterested directors, or
(ii) the stockholders receive a "fair price" for their securities and certain other procedural requirements are met. The Certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.

                            DESCRIPTION OF WARRANTS

GENERAL

     We may issue warrants to purchase debt securities, preferred stock, CD common stock or any combination thereof, and such warrants may be issued independently or together with any such securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus is being delivered, including the following:

     o    the title of such warrants;

     o    the aggregate number of such warrants;

     o    the price or prices at which such warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     o the designation and terms of the securities purchasable upon exercise of such warrants;

     o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o whether such warrants will be issued in registered form or bearer form;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o    information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain United States federal income tax considerations; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of CD common stock or preferred stock at a future date or dates. The consideration per share of CD common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, referred to below as stock purchase units, consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the CD common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

                             PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in any of, or any combination of, the following ways: directly to purchasers; through agents; through underwriters; and/or through dealers.

     We may solicit offers to purchase securities directly or by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).

     If an underwriter or underwriters are utilized in the offer or sale of securities, we will execute an underwriting agreement with such underwriters at the time of sale of such securities to such underwriters and the names of such underwriters and the principal terms of our agreement with such underwriters will be set forth in the appropriate prospectus supplement.

     If a dealer is utilized in the offer or sale of securities we will sell such securities to such dealer as principal. Such dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of such dealer and the principal terms of our agreement with such dealer will be set forth in the appropriate prospectus supplement.

     Agents, underwriters, and dealers may be entitled under agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for us in the ordinary course of their business.

     Underwriters, agents or their controlling persons may engage in transactions with and perform services for us in the ordinary course of business.

     The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

                                LEGAL OPINIONS

     The validity of the securities offered hereby by Cendant will be passed on for us by Eric J. Bock, Esq., Senior Vice President--Law and Secretary of Cendant. Mr. Bock holds shares of CD common stock and options to acquire shares of CD common stock.

                                    EXPERTS

     Our financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes explanatory paragraphs relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue and the restatement of the financial statements to reflect the individual membership business as part of continuing operations as discussed in Note 1), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Securities and Exchange Commission Registration Fee .........    $750,000
       *Accounting Fees and Expenses ...............................      35,000
       *Legal Fees and Expenses ....................................     100,000
       *Miscellaneous ..............................................     100,000
                                                                        --------
       Total Expenses ..............................................    $985,000
                                                                        ========

----------
* Estimated for purposes of completing the information required pursuant to this Item 14.

     Cendant will pay all fees and expenses associated with filing the registration statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     Cendant Corporation maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


  EXHIBIT
    NO.                                              DESCRIPTION
---------- -----------------------------------------------------------------------------------------------
  1.1      Form of Underwriting Agreement (Standard Provisions) for Debt Securities.*
  1.2      Form of Underwriting Agreement (Standard Provisions) for CD Common Stock.*
  1.3      Form of Underwriting Agreement (Standard Provisions) for Preferred Stock.*
  1.4      Forms of Underwriting Agreement for Offering of Stock Purchase Units, Stock Purchase
           Contracts, and Warrants (to be filed under subsequent Current Report on Form 8-K, which is incorporated herein by reference).
  3.1      Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q/A for the quarterly period ended
           March 31, 2000, dated July 28, 2000).
  3.2      Amended and Restated By-Laws of the Cendant Corporation (incorporated by reference to
           Exhibit 3.2 to the Registrant's Form 10-Q/A for the quarterly period ended March 31, 2000, dated July 28, 2000).
  4.1      Form of Certificate for Cendant Corporation's CD Common Stock, par value $.01 per share
           (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for
           the year ended December 31, 2001, filed on March 29, 2001).
  4.2      Form of Senior Indenture to be entered into by Cendant Corporation and
                     , as Trustee.*
  4.3      Form of Subordinated Indenture to be entered into by Cendant Corporation and
                      , as Trustee.*
  4.4      Form of Warrant Agreement (to be filed under subsequent Current Report on Form 8-K, which is incorporated herein by reference).
  4.5      Form of Warrant (to be filed under subsequent Current Report on Form 8-K, which is incorporated herein by reference).
  5.1      Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the
           Registrant hereby (to be filed under subsequent Current Report on Form 8-K, which is incorporated herein by reference).
 12.1      Statement re: Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K/A filed on July 3, 2001)
 12.2      Statement re: Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q/A filed on July 3, 2001)
 23.1      Consent of Deloitte & Touche LLP related to the financial statements of Cendant
           Corporation.*

  EXHIBIT
    NO.                                            DESCRIPTION
----------- ----------------------------------------------------------------------------------------
  23.2      Consent of Deloitte & Touche LLP related to the financial statements of Avis Group
            Holdings, Inc.*
  23.3      Consent of KPMG LLP related to the financial statements of Galileo International, Inc.*
  23.4      Consent of Eric J. Bock (included in Exhibit 5.1) (to be filed under subsequent Current
            Report on Form 8-K, which is incorporated herein by reference).
  24.1      Power of attorney.**


----------

 * Filed herewith.
** Previously filed.


ITEM 17. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such idemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes that:

      (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on August 9, 2001.

                                              CENDANT CORPORATION

                                              By: /s/ James E. Buckman
                                                 -------------------------------
                                                 Name:  James E. Buckman
                                                 Title: Vice Chairman, General
                                                        Counsel and Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 9, 2001.



            SIGNATURE                                       TITLE
---------------------------------   -----------------------------------------------------
               *                    Chairman of the Board of Directors, President,
-------------------------------     Chief Executive Officer and Director
         Henry R. Silverman

      /s/ James E. Buckman          Vice Chairman, General Counsel and Director
-------------------------------
          James E. Buckman

               *                    Vice Chairman and Director
-------------------------------
         Stephen P. Holmes

               *                    Senior Executive Vice President and Chief Financial
-------------------------------     Officer
          Kevin M. Sheehan

               *                    Executive Vice President, Finance and Chief
-------------------------------     Accounting Officer
        Tobia Ippolito

               *                    Director
-------------------------------
       Myra J. Biblowit

                                    Director
-------------------------------
The Honorable William S. Cohen

               *                    Director
-------------------------------
    Leonard S. Coleman

            SIGNATURE                  TITLE
---------------------------------   -----------
                                     Director
-------------------------------
        Martin L. Edelman
                                     Director
-------------------------------
        Dr. John C. Malone
              *                      Director
-------------------------------
       Cheryl D. Mills
              *                      Director
-------------------------------
  The Rt. Hon. Brian Mulroney
              *                      Director
-------------------------------
      Robert E. Nederlander
                                     Director
-------------------------------
        Robert W. Pittman
              *                      Director
-------------------------------
        Sheli Z. Rosenberg
                                     Director
-------------------------------
       Robert F. Smith

 *By:  /s/ James E. Buckman
     --------------------------
     Name: James E. Buckman
     Title: Attorney-In-Fact

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                           DESCRIPTION
---------- ----------------------------------------------------------------------------------------
  1.1      Form of Underwriting Agreement (Standard Provisions) for Debt Securities.*
  1.2      Form of Underwriting Agreement (Standard Provisions) for CD Common Stock.*
  1.3      Form of Underwriting Agreement (Standard Provisions) for Preferred Stock.*
  1.4      Forms of Underwriting Agreement for Offering of Stock Purchase Units, Stock
           Purchase Contracts, and Warrants (to be filed under subsequent Current Report on
           Form 8-K, which is incorporated herein by reference).
  3.1      Amended and Restated Certificate of Incorporation of Cendant Corporation
           (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q/A for the
           quarterly period ended March 31, 2000, dated July 28, 2000).
  3.2      Amended and Restated By-Laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-Q/A for the quarterly period ended March 31, 2000, dated July 28, 2000).
  4.1      Form of Certificate for the Registrant's CD Common Stock, par value $.01 per share
           (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on
           Form 10-K for the year ended December 31, 2000, filed on March 29, 2001).
  4.2      Form of Senior Indenture to be entered into by Cendant Corporation and
                    , as Trustee.*
  4.3      Form of Subordinated Indenture to be entered into by Cendant Corporation and
                    , as Trustee.*
  4.4      Form of Warrant Agreement (to be filed under subsequent Current Report on
           Form 8-K, which is incorporated herein by reference).
  4.5      Form of Warrant (to be filed under subsequent Current Report on Form 8-K, which is incorporated herein by reference).
  5.1      Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the Registrant hereby (to be filed under subsequent Current Report on
           Form 8-K, which is incorporated herein by reference).
 12.1      Statement re: Computation of Ratio of Earnings to Fixed Charges. (incorporated by reference to Exhibit 12 to the Registrant's Annual Report on Form 10-K/A filed on
           July 3, 2001).
 12.2      Statement re: Computation of Ratio of Earnings to Fixed Charges. (incorporated by reference to Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q/A filed on July 3, 2001).
 23.1      Consent of Deloitte & Touche LLP related to the financial statements of Cendant
           Corporation.*
 23.2      Consent of Deloitte & Touche LLP related to the financial statements of Avis Group
           Holdings, Inc.*
 23.3      Consent of KPMG LLP related to the financial statements of Galileo International,
                   Inc.*
 23.4      Consent of Eric J. Bock (included in Exhibit 5.1) (to be filed under subsequent
           Current Report on Form 8-K, which is incorporated herein by reference).
 24.1      Power of attorney.**


----------

 * Filed herewith.
** Previously filed.